Exhibit 99.7(B)

Integrity  033-56654

AMENDMENT No. 1

to the Variable Annuity Guaranteed Death Benefit Reinsurance Agreement

Effective January 1, 1995

between

INTEGRITY LIFE INSURANCE COMPANY

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1.     The following ARTICLE II entitled AMOUNTS AT RISK will be submitted for the corresponding article of this Agreement:

ARTICLE II AMOUNTS AT RISK

A.        After age 89, the minimum guaranteed death benefit is the annuity value and the reinsurance amount at risk is zero.

B.         The contract value represents the certificate holder’s invested assets in the funds in Schedule B as it appears in the records of Integrity Life before application of any surrender charges, on any given day.

C.         The amount at risk each quarter will be calculated as the reinsurance death benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the minimum guaranteed death benefit and the contract value are calculated as the average of the values at the end of the current quarter and the end of the prior quarter.  The amount at risk cannot fall below zero.

2.     The following Section A will be substituted for the corresponding Section A of ARTICLE III entitled AUTOMATIC EXCESS REINSURANCE:

A.        On and after the effective date of the Agreement, Integrity Life shall cede and Connecticut General shall accept reinsurance of the reinsurance death benefit for all variable annuity contracts, subject to the following:

1.           The maximum reinsurance provide on any one life shall not exceed the amounts sent forth in Schedule A;

2.           Policies where the certificate holder has an attained age 89 or older will be excluded;

3.           The policy issued by Integrity Life shall be on the specimen forms, enhancements, and supplemental materials that Integrity Life has furnished Connecticut General and identified on Schedule B, attached hereto;

4.           Reinsurance will only apply to assets invested in those funds identified on Schedule B, attached hereto;

5.           The policies underwritten by Integrity Life shall be issued pursuant to the limits and rules furnished Connecticut General and attached to this Agreement as Schedule C;

6.           The terms, conditions and restrictions contained in this Agreement.

3.     The following ARTICLE V entitled REINSURANCE PREMIUMS will be substituted for the corresponding article of this Agreement:

ARTICLE V REINSURANCE PREMIUMS

The quarterly premiums for reinsurance subject to the terms and conditions of this Agreement shall be determined by application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by Integrity Life, subject to the following:

1.           The reinsurance premiums shall be based on the annuitant’s age at the end of each quarter.  If the contract is jointly owned, the reinsurance premiums shall be based on the age of the younger annuitant.  Integrity Life shall determine the annuitant’s age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

2.           The Age Adjusted Aggregate Contract Value is the sum of the contract values in all of Integrity Life’s variable annuities subject to this Agreement, minus contract values for certificate holders who are Attained Age 89 or older and minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A. The Age Adjusted Aggregate Contract Values times one fourth (1/4) of the minimum premium rate will be remitted to Connecticut General in advance for the current quarter, at the time of settlement for the prior quarter.

3.           For attained ages less than 65, the premium over each calendar year will be at least equivalent to the Age Adjusted Aggregate Contract Values times 3.0 basis points (.0003), subject to the funds set forth in Schedule B.

4.           For attained ages less than 65, the maximum premium over each calendar year will be no more than the Age Adjusted Aggregate Contract Values times 9.2 basis points (.00092), subject to the funds set forth in Schedule B.

5.           For attained ages 65 through 84, the annual premium rate is 15.2 basis points (.00152) times the Age Adjusted Aggregate Contract Values, subject to the funds set forth in Schedule B.

6.           For issue ages 76 though 79 and have attained age 85 or older, and less than ten (10) years from issue, the annual premium rate is 21.6 basis points (.00216) times the Age Adjusted Aggregate Contract Values, subject to the funds set forth in Schedule B.

4.     The attached Schedule E will be submitted for the corresponding schedule attached to this Agreement

This amendment will be effective May 1, 1996.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ Dennis L. Carr

Date:	October 3, 1996

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	/s/ Karen A. Betancourt

Date:	September 6, 1996

AMENDMENT

to the Variable Annuity Guaranteed Death Benefit Agreements

between

INTEGRITY LIFE INSURANCE COMPANY

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

A.    It is agreed by the two companies to amend Schedule A of the Agreements identified below:

1.     Agreement effective January 1, 1997 reinsuring Pinnacle III

2.     Agreement effective January 1, 1997 reinsuring GrandMaster III

3.     Agreement effective May 1, 1997 reinsuring IQ The Smart Annuity

4.     Agreement effective January 1, 1995 reinsuring GrandMaster II

5.     Agreement effective January 1, 1995 reinsuring Pinnacle

B.    Now therefore, the attached Schedule A shall be substituted for the corresponding Schedule A attached to each of the above-captioned Agreements.

C.    Reinsurance in force hereunder will continue to be governed by the terms and conditions of the above-captioned Agreements as amended.

D.    This amendment will be effective for contracts issued on or after June 12, 1998.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

INTEGRITY LIFE INSURANCE COMPANY

		By:	/s/ Dennis L. Carr

Date:	7/27, 1998

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

		By:	/s/ Nancy Rahub
Date:	7/21, 1998

SCHEDULE A

Maximum Limits of Reinsurance in Connecticut General

Connecticut General requires prior notification of any initial annuity purchase amount in excess of $4,000,000 per contract.  Upon receipt of such notification, Connecticut General then has the obligation to notify Integrity Life within five days of its decision to accept or not accept the reinsurance risk in excess of $4,000,000 for such annuity purchase.  Should Connecticut General not respond within five days, it shall be deemed that Connecticut General does not agree to accept the risk in excess of $4,000,000.

For contracts with initial purchase amounts in excess of the maximum of $4,000,000, Connecticut General’s percentage share of any future liability will be equal to the ratio of the amount of the initial purchase payment Connecticut General has agreed to accept over the total initial purchase amount.  Absent prior written consent of Connecticut General, this ratio shall not change regardless of subsequent purchase amounts or withdrawals.

For all contracts with total purchase amounts exceeding $4,000,000 Connecticut General requires notification of all subsequent purchase amounts of $1,000,000 or more.  Upon receipt of such notification, Connecticut General then has the obligation to notify Integrity Life within five days of the percentage share of any future liability it will accept on that contract, not to be less than the total of all purchase amounts previously accepted prior to the purchase amount in question to the total of all purchase amounts.  Should Connecticut General not respond within five days, it shall be deemed that Connecticut General’s percentage share of any future liability shall be equal to the total purchase amounts previously accepted prior to the purchase amount in question to the total of all purchase amounts.

In accordance with the Agreement, Connecticut General’s limits of reinsurance liability extend to the jurisdictions in which Integrity Life is properly licensed and authorized to do business at the time that reinsured contracts were issued.

AMENDMENT NO. 3

To the Variable Annuity Guaranteed Death Benefit

Agreement effective January 1, 1995 reinsuring GrandMaster II

Between

INTEGRITY LIFE INSURANCE COMPANY

And

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies to amend the Agreement as follows:

1.     To amend Schedule B of the Agreement.  Therefore, the attached Schedule shall be substituted for the corresponding Schedule B of the Agreement.

2.     Reinsurance in force hereunder will continue to be governed by the terms and conditions of the above-captioned Agreement as amended.

This amendment is applicable to all in force.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

INTEGRITY LIFE INSURANCE COMPANY

		By:	/s/ Dennis L. Carr

Date:	9/24, 1999

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

		By:	/s/ John Wilkinson
Date:	9/10, 1999

Schedule B Revised April 1, 1999

Accounts and Funds Subject to this Reinsurance Agreement

Integrity Life Insurance Company’s Prospectus of GrandMaster II including all state variations

AMENDMENT NO. 4

To the Variable Annuity Guaranteed Death Benefit

Agreement effective January 1, 1995 reinsuring GrandMaster II

Between

INTEGRITY LIFE INSURANCE COMPANY

And

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies to amend the Agreement, as follows:

1.     Connecticut General hereby waives its right to approve new or revised funds prior to coverage being issued hereunder. If Integrity intends Connecticut General to assume reinsurance liability with respect to a new fund, or a revised version of an approved fund, it agrees to provide Connecticut General with written notice of such intention together with a copy of the fund revision.

2.     To amend Article II entitled Amounts at Risk.  Therefore, effective July 1, 2000, paragraph A of Article II shall be replaced with the following:

A.          The reinsurance death benefit is 92.5% of the excess of the minimum guaranteed death benefit over the Account Value. At issue, the minimum guaranteed death benefit is equal to the purchase price of the contract.  Refer to Schedule C for a detailed description of the guaranteed minimum death benefit.

3.     Schedule E shall be amended. Therefore, the attached Schedule E shall replace the corresponding Schedule E of the Agreement.

4.     Reinsurance in force hereunder will continue to be governed by the terms and conditions of the Agreement, as amended.

5.     Except as specifically defined herein, this Amendment will be effective May 1, 2000 and is applicable to all in force contracts.

IN WITNESS WHEREOF, this Amendment is signed in duplicate on the dates indicated at the home office of each company.

INTEGRITY LIFE INSURANCE COMPANY

		By:	/s/ Dennis L. Carr

Date:	July 18, 2000

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

		By:	/s/ David L. S
Date:	June 29, 2000